Exhibit 10.33.3
GEORGIA DEPARTMET OF
COMMUNITY HEALTH

2 Peachtree Street, NW
Rhonda M. Meadows, MD Commissioner	Sonny Perdue, Governor	Atlanta, GA 30303-3159
www.dch.georgia.gov

January 29, 2008
Kathleen Cistola
Director, Regulatory Compliance
Amerigroup Corporation
4425 Corporation Lane
Virginia Beach, VA 23462
RE: Contract # 0652, Amendment #2
Dear Ms. Cistola:
Enclosed is an executed original Amendment # 2 between Amerigroup Corporation and the Georgia Department of Community Health (DCH) for Provision of Services to Georgia Healthy Families. The Amendment is for your file.
Please contact me at 404-651-9189, if you have any questions regarding the enclosed Amendment.
Enclosure (1)

Sincereley,
/S/ Clyde White
Clyde White
Director of Contracts

Equal Opportunity Employer

AMENDMENT #2 TO CONTRACT NO. 0652 BETWEEN
GEORGIA DEPARTMENT OF COMMUNITY HEALTH AND
AMERIGROUP GEORGIA MANAGED CARE COMPANY, INC.
     This Amendment is between the Georgia Department of Community Health (hereinafter referred to as “DCH” or the “Department”) and Amerigroup Georgia Managed Care Company, Inc. (hereinafter referred to as “Contractor”) and is made effective this 28th day of January, 2008 (hereinafter referred to as the “Effective Date”). Other than the changes modifications and additions specifically articulated in this Amendment #2 to Contract # 0652, RFP#41900-001-0000000027, the original Contract shall remain in effect and binding on and against DCH and Contractor. Unless expressly modified or added in this Amendment #2, the terms and conditions of the original Contract are expressly incorporated into this Amendment #2 as if completely restated herein.
     WHEREAS, DCH and Contractor executed a contract for the provision of services to Georgia Healthy Families; and,
     WHEREAS, pursuant to Section 4.8.17.1, Network Changes, DCH and Contractor have agreed that Contractor shall notify DCH within seven (7) Business Days of any significant changes to the Provider network or, if applicable, to any Subcontractor’s Provider Network; and,
     WHEREAS, pursuant to Section 32.0, Amendments in Writing, DCH and Contractor desire to amend the above-referenced Contract by adding additional funding as set forth below.
     NOW THEREFORE, for and in consideration of the mutual promises of the Parties, the terms, provisions and conditions of this Amendment and other good and valuable consideration, the sufficiency of which is hereby acknowledged, DCH and Contractor hereby agree as follows:
I.	To delete the current Attachment H, Capitation Payment, in its entirety and replace with the new Attachment H, Capitation Payment, contained at Exhibit 1 to this Amendment.

II.	To amend the Contract by adding Section 4.8.17.6, which reads as follows:
4.8.17.6	If the Contractor fails to comply with the provisions of Section 4.8.17.1, the per member per month capitation rate, used by DCH to compensate the Contractor, will be reduced by 3.1% for the remaining term of the Contract, including any renewals.
Amendment #2
Contract #0652

III.	To amend the Contract by adding Section 4.8.17.7, which reads as follows:
4.8.17.7	DCH and Contractor acknowledge that any failure by Contractor to comply with the terms of Section 4.8.17.1 would constitute a material failure to implement the terms of the Contract and RFP. If liquidated damages are assessed against the Contractor due to its failure to comply with Section 4.8.17.1, the damages will be assessed in accordance with Section 23.2.1 (Category 1).
IV.	DCH and Contractor agree that they have assumed an obligation to perform the covenants, agreements, duties and obligations of the Contract, as modified and amended herein, and agree to abide by all the provisions, terms and conditions contained in the Contract as modified and amended.

V.	This Amendment shall be binding and inure to the benefit of the parties hereto, their heirs, representatives, successors and assigns. Whenever the provisions of this Amendment and the Contract are in conflict, the provisions of this Amendment shall take precedence and control.

VI.	It is understood by the Parties hereto that, if any part, term, or provision of this Amendment or this entire Amendment is held to be illegal or in conflict with any law of this State, then DCH, at its sole option, may enforce the remaining unaffected portions or provisions of this Amendment or of the Contract and the rights and obligations of the parties shall be construed and enforced as if the Contract or Amendment did not contain the particular part, term or provision held to be invalid.

VII.	This Amendment shall become effective as stated herein and shall remain effective for so long as the Contract is in effect.

VIII.	This Amendment shall be construed in accordance with the laws of the State of Georgia.

IX.	All other terms and conditions contained in the Contract and any amendment thereto, not amended by this Amendment, shall remain in full force and effect.
— SIGNATURES ON THE FOLLOWING PAGE —
Amendment #2
Contract #0652

     IN WITNESS WHEREOF, DCH and Contractor, through their authorized officers and agents, have caused this Amendment to be executed on their behalf as of the date indicated.

GEOR A DEPARTMENT OF COMMUNITY HEALTH
/S/ Dr. Rhonda M. Medows, M.D.	1/28/08
Dr. Rhonda M. Medows, M.D.	Date
Commissioner

AMERIGROUP GEORGIA MANAGED CARE COMPANY, INC.
BY:	/S/ Melvin Lindsey	11-14-07
*Signature		Date

/s/ Melvin Lindsey
Please Print/Type Name Here

ATTEST: /S/ Stanley F. Baldwin
** Signature

Vice President and Secretary		AFFIX CORPORATE SEAL HERE (Corporations without a seal, attach a Certificate of Corporate Resolution)
TITLE

*	Must be President, Vice President, CEO or Other Authorized Officer

**	Must be Corporate Secretary
Amendment #2
Contract #0652

CONFIDENTIAL — NOT FOR CIRCULATION
ATTACHMENT H
Attachment H is a table displaying the contracted rates by rate cell for each contracted region. These rates will be the basis for calculating capitation payments in each contracted Region.
(The table is displayed on the following page.)
Amendment #2
Contract #0652

Georgia Department of Community Health
Fiscal Year 2008 CMO Rates
***REDACTED***